EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Caprius, Inc.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 7, 1999, relating to the consolidated financial statements of Caprius, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999, Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                        /s/ BDO Seidman, LLP



Boston, Massachusetts
March 23, 2000